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                                                                       Exhibit 8


Writer's Direct Dial: (212) 225-2980
E-Mail: enijenhuis@cgsh.com

                                            March 10, 2006
Citigroup Funding Inc.
Citigroup Inc.
TARGETS Trust XXVIII, TARGETS Trust
XXIX, TARGETS Trust XXX, TARGETS Trust
XXXI, TARGETS Trust XXXII, TARGETS Trust
XXXIII, TARGETS Trust XXXIV, TARGETS
Trust XXXV, TARGETS Trust XXXVI, TARGETS Trust XXXVII
c/o Citigroup Funding Inc.
399 Park Avenue
New York, New York 10043

Ladies and Gentlemen:

      We have acted as special tax counsel to Citigroup Funding Inc., a Delaware corporation (the "Company"), Citigroup Inc., a Delaware corporation (the "Guarantor"), and TARGETS Trust XXVIII, TARGETS Trust XXIX, TARGETS Trust XXX, TARGETS Trust XXXI, TARGETS Trust XXXII, TARGETS Trust XXXIII, TARGETS Trust XXXIV, TARGETS Trust XXXV, TARGETS Trust XXXVI and TARGETS Trust XXXVII (each, a "Trust" and, collectively, the "Trusts"), each a statutory trust formed under the laws of the State of Delaware in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on or about March 10, 2006, for the purpose of registering (i) Targeted Growth Enhanced Terms Securities ("TARGETS") of each Trust representing undivided beneficial interests in the assets of each Trust, (ii) certain securities to be acquired by each Trust representing interests in a forward contract of the Company (each, a "Forward Contract") which are to be issued pursuant to an indenture (the "Indenture") dated as of August 24, 2005, among the Company, the Guarantor and JPMorgan Chase Bank, N.A., as indenture trustee, and the guarantee of the Guarantor with respect to such securities, a form of which Forward Contract is included in the Indenture, and (iii) a guarantee of the Company with respect to the TARGETS of each Trust and a guarantee of the Guarantor with respect to the Company's guarantee of the TARGETS of each Trust (each, a "TARGETS Guarantee"), a form of which is included as an exhibit to the Registration Statement.

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2

      The TARGETS of each Trust are to be issued pursuant to an Amended and Restated Declaration of Trust (each, a "Declaration"), a form of which is included as an exhibit to the Registration Statement, to be entered into among the Company, as sponsor, the Guarantor, Chase Bank USA, National Association, as the Delaware trustee, JPMorgan Chase Bank, N.A., as institutional trustee, and any of Scott Freidenrich, Geoffrey S. Richards and Cliff Verron (each, a "Regular Trustee" and, collectively, the "Regular Trustees").

      In rendering the opinion expressed below, we have assumed that (i) the Indenture (as supplemented by a resolution of the Board of Directors of each of the Company and the Guarantor, including any authorized committee thereof, or by a supplemental indenture, in either case relating to the Forward Contract with respect to each Trust), (ii) with respect to each Trust, the Forward Contract to be issued under the Indenture, the Declaration of such Trust, and the TARGETS Guarantee with respect to the TARGETS of such Trust will be duly executed and delivered by the parties thereto, (iii) the TARGETS of each Trust will be executed and issued in accordance with the Declaration of such Trust, and (iv) the transactions relating to the issuance of the TARGETS of each Trust will take place as described in the Registration Statement.

      We hereby confirm that we are of the opinion that the statements set forth under the heading "Certain United States Federal Income Tax Considerations" in the prospectus contained in the Registration Statement (the "Prospectus"), insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the TARGETS.

      We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus and the filing of this opinion with the Commission as Exhibit 8 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and applies only to the disclosure under the heading "Certain United States Federal Income Tax Considerations" set forth in the Prospectus.

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      We are furnishing this opinion letter to each of you, solely for your benefit in connection with the preparation of the Registration Statement. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.


                                       Very truly yours,

                                        CLEARY GOTTLIEB STEEN & HAMILTON LLP



                                       By  /s/ Erika W. Nijenhuis
                                           -----------------------------------
                                           Erika W. Nijenhuis, a Partner